UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2013

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-3936	11-1826363
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 435-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2013, the Board of Directors of Orbit International Corp. (the “Company”) appointed Wayne G. Cadwallader to serve on the Board of Directors of the Company. There are no arrangements or understandings between Mr. Cadwallader and any other person pursuant to which Mr. Cadwallader was appointed as a director of the Company. Mr. Cadwallader has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Cadwallader is expected to serve on the Board’s Compensation Committee and its Nominating and Corporate Governance Committee.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

99.1	Press release dated February 7, 2013 issued by Orbit International Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Dated: February 8, 2013	By:	/s/ Mitchell Binder
Mitchell Binder
Chief Executive Officer and President